                                                                     EX-99.a.1.i

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                  DELAWARE GROUP GLOBAL AND INTERNATIONAL FUNDS

     The undersigned  Trustees of Delaware Group Global and International Funds,
a Delaware  statutory trust (the "Trust"),  constituting a majority of the Board of  Trustees  of the Trust (the  "Trustees"),  do hereby  certify:

     FIRST.  That pursuant to the  authority  granted to the Trustees in Article
VII,  Section 5 of the  Agreement  and  Declaration  of Trust of the Trust  (the
"Declaration of Trust"),  Article VII,  Section 2 of the Declaration of Trust is
hereby  amended by deleting the second  sentence of Section 2(a) in its entirety and replacing it with the following sentence:

     The Trust,  out of Trust  Property,  shall indemnify and hold harmless each officer  and  Trustee of the Trust  from and  against  claims  and  demands arising out of or related to such officer's or Trustee's performance of his or her  duties as an  officer  or  Trustee  of the  Trust,  subject  to the provisions set forth in Article VI of the By-Laws.

     SECOND.  That  the  above  amendment  to  Article  VII,  Section  2 of  the
Declaration of Trust is effective as of November 15, 2006.

     IN WITNESS WHEREOF,  the undersigned  Trustees of Delaware Group Global and
International  Funds,  certify  as to the above as of the 15th day of  November,
2006.

/s/ Patrick P. Coyne                          /s/ Ann R. Leven
__________________________                    _______________________________
Patrick P. Coyne                              Ann R. Leven
Trustee                                       Trustee

/s/ Thomas L. Bennett                         /s/ Thomas F. Madison
__________________________                    _______________________________
Thomas L. Bennett                             Thomas F. Madison
Trustee                                       Trustee

/s/ John A. Fry                               /s/ Janet L. Yeomans
__________________________                    _______________________________
John A. Fry                                   Janet L. Yeomans
Trustee                                       Trustee

/s/ Anthony D. Knerr                          /s/ J. Richard Zecher
__________________________                    _______________________________
Anthony D. Knerr                              J. Richard Zecher
Trustee                                       Trustee

/s/ Lucinda S. Landreth
__________________________
Lucinda S. Landreth
Trustee